UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

House of Doge Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

261 NE 61st Street

Miami, FL 33137

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 216-8608

Brag House Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HODO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the Company on July 7, 2026 (the “Original 8-K”) to provide the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K in connection with the Merger. The Original 8-K disclosed that the Company intended to file such financial information within 71 days of the date of the Original 8-K pursuant to Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of the Merger

On June 30, 2026 (the “Effective Date”), House of Doge Inc. (formerly Brag House Holdings, Inc.) (the “Company”) completed its previously announced merger pursuant to the Merger Agreement, dated as of October 12, 2025, by and among the Company, Brag House Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and House of Doge Inc., a Texas corporation (“HOD”), as amended pursuant to Amendment No. 1 thereto dated as of November 26, 2025, Amendment No. 2 thereto dated as of February 2, 2026, Amendment No. 3 thereto dated as of March 26, 2026, Amendment No. 4 thereto dated as of May 11, 2026, and Amendment No. 5 thereto dated as of June 15, 2026 (the “Merger Agreement”). Pursuant to the Merger Agreement, HOD merged with and into Merger Sub, with HOD (now renamed House of Doge (U.S.) Inc. (“HOD US”)) surviving as a wholly-owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”): (i) 329,929,373 shares of common stock, no par value per share, of HOD issued and outstanding immediately prior to the Effective Time were automatically converted into an aggregate of 64,001,726 shares (the “Merger Common Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and 2.049643 shares (the “Merger Preferred Shares”) of the Company’s Class C preferred stock, par value $0.0001 per share (the “Class C Preferred Stock”), each of which is convertible into 5,000,000 shares of Common Stock; (ii) 28,747,000 vested HOD restricted stock units (“RSUs”) issued and outstanding immediately prior to the Effective Time were automatically converted into an aggregate of 6,361,978 shares of Common Stock; and 0.002180 Class C Preferred Stock (iii) 10,300,000 unvested HOD RSUs issued and outstanding immediately prior to the Effective Time were automatically converted into 2,283,392 Company RSUs. Following the closing of the Merger, 75,902,985 shares of Common Stock were issued and outstanding.

Additionally, in connection with the closing of the Merger, on July 1, 2026, the Company issued to its former Chief Executive Officer, Lavell Juan Malloy, II, its former Chief Operating Officer, Daniel Leibovich, and other parties designated by them an aggregate of 9,000,000 shares of Common Stock (the “Other Consideration Shares”) Of the Other Consideration Shares, 7,875,000 shares of Common Stock are in dispute, as the Company is seeking the return of these shares for cancellation on account that they were issued in error.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the board of directors of the Company (the “Board”) was increased from five directors to six directors and each of Lavell Juan Malloy II, Daniel Leibovich, DeLu Jackson, Scott Woller, and Kevin Foster resigned as directors of the Company, and Michael Galloro, Sarosh Mistry, Timothy Stebbing, Doug Wall, Stephen Ilott, and Duncan Moir were appointed as directors. Also at the Effective Time and pursuant to the Merger Agreement, Mr. Malloy resigned as the Company’s Chief Executive Officer, Mr. Leibovich resigned as the Company’s Chief Operating Officer, Rene Rodriguez resigned as the Company’s Acting Chief Financial Officer, Marco Margiotta was appointed the Company’s Chief Executive Officer, and Charles Park was appointed the Company’s Chief Financial Officer.

In conjunction with the closing of the Merger, the Company transferred all of the Company’s pre-Merger business and operations to the Company’s wholly-owned subsidiary, Brag House, Inc. (“Brag House”). In accordance with the terms of the Merger Agreement, Messrs. Malloy and Leibovich and Rodriguez had continued to operate such pre-Merger business as the senior management of Brag House.

Following the consummation of the Merger and giving effect to the issuances of the Merger Common Shares, the Merger Preferred Shares, and the Other Consideration Shares, the former stockholders and RSU holders of HOD beneficially own approximately 81% of the issued and outstanding shares of Common Stock and 76% of the aggregate number of shares of Common Stock outstanding on a fully diluted basis. These ownership percentages reflect the Company’s capital structure as of the current date and are not calculated solely based on the shares issued in connection with the Merger.

Name Change

On June 30, 2026, in connection with the closing of the Merger, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware, changing the Company’s name from Brag House Holdings, Inc. to House of Doge Inc. The Certificate of Amendment, which was effective on June 30, 2026, is attached hereto as Exhibit 3.2.

Description of the Company’s Business

House of Doge Business Overview

Through a strategic Trademark License agreement that was previously entered into by HOD US and the Dogecoin Foundation on January 31, 2025, as amended and restated on May 7, 2025, and as further amended on June 25, 2025 (the “Dogecoin Foundation Agreement”), the Company has become the official corporate arm of the Dogecoin Foundation, serving as its exclusive commercialization partner.

The Company is committed to advancing Dogecoin ($DOGE) as a widely accepted and decentralized global digital currency through infrastructure investments needed to integrate Dogecoin into everyday commerce and through cultural partnerships. House of Doge is currently building secure, scalable, and efficient systems for real-world use that includes digital payments and financial products, as well as real-world asset tokenization. As of the Effective Time, the Company had approximately 29 employees and staff (inclusive of Brag House personnel), located primarily in North America, Australia and New Zealand.

Since it commenced operations in January 2025, the Company, through its wholly-owned subsidiary Dogecoin Ventures, Inc. was previously engaged as an asset manager along with 21 Shares for The Official Dogecoin Treasury, held as a treasury reserve asset by CleanCore Solutions, Inc. (NYSE: ZONE), recently renamed as Zone Frontier Inc. (“CleanCore”, “Zone Frontier” or “ZONE”) Also, in partnership with 21 Shares, HOD has supported the launch of 21 Shares’ Dogecoin exchange traded product that is currently listed on the SIX Swiss Exchange, as well as the 21Shares Dogecoin ETF (Nasdaq: TDOG) in the United States that was launched in January 2026. HOD continues to earn support service fees from its partnership with 21 Shares on the exchange traded products.

The Dogecoin Foundation Agreement grants the Company with an exclusive, royalty-bearing license to use certain trademarks, including the DOGECOIN mark, for the manufacture, sale, and distribution of licensed goods and services worldwide. The Company is required to pay a 5% royalty on all net sales generated through the sale of the licensed products. The Agreement also stipulates a minimum aggregate royalty payment of $200,000 per month for the first five years, payable monthly in advance. The Company also previously issued pursuant to the terms of the Dogecoin Foundation Agreement, 34,298,731 shares of common stock of Legacy House of Doge, which as of the Effective Date was exchangeable into 7,718,866 Common Stock of the Company.

HOD has also made strategic equity investments and sponsorship deals in each of HC Sierre Hockey Club, a professional ice hockey team competing in the Swiss League, U.S. Triestina Calcio 1918 S.r.l, a professional football (soccer) club competing in the Series D Italian football league, and most recently in the newly formed Milano Hockey Club, a professional hockey club that will compete in the ICE Hockey League in Europe. Each of these investments advances HOD’s long-term real-world asset expansion strategy, as well as bringing digital and cryptocurrency innovations, new models of fan ownership, and community-aligned infrastructure into professional sports.

The headquarters and principal registered address of the Company is located at 261 NE 61st Street, Miami, Florida, 33137, USA.

Post-Merger Beneficial Ownership of the Common Stock

The following table provides information, as of the Effective Time, regarding beneficial ownership of Common Stock by: (i) each person known to us who beneficially owns more than 5.0% of the Common Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the table do not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o House of Doge at 261 NE 61st Street, Miami, FL 33137.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding Beneficially Owned
Directors and Named Executive Officers
Marco Margiotta, Chief Executive Officer(1)	3,804,304	4.97%
Charles Park, Chief Financial Officer(2)	549,787	0.72%
Michael Galloro, Director(3)	495,105	0.65%
Sarosh Mistry, Director(4)	299,615	0.39%
Timothy Stebbing, Chief Technology Officer & Director(5)	225,048	0.29%
Doug Wall, Director(6)	10,127,165	13.24%
Stephen Ilott, Director	0	-
Duncan Moir, Director	0	-
All executive officers, directors and directors as a group (eight persons)	15,501,024	20.27%

5% or Greater Shareholders
Much Wow Ltd.	7,718,866	10.09%
Doug Wall(6)	10,127,165	13.24%

(1)	Consists of 3,687,753 shares of Common Stock held directly, 4,027 shares of Common Stock underlying Company RSUs that have vested or will vest within 60 days of the date of this table and 112,524 shares of Common Stock held through Mastika Investment Group Inc., in which Mr. Margiotta has 50% beneficial ownership.

(2)	Inclusive of 109,366 shares of Common Stock underlying Company RSUs that have vested or will vest within 60 days of the date of this table.

(3)	Shares are held by ALOE Investment Inc., of which Mr. Galloro is President.

(4)	Held through Avenyr Capital LLC, of which Mr. Mistry is Chief Executive Officer; includes 33,253 shares of Common Stock underlying Company RSUs that have vested or will vest within 60 days of the date of this table.

(5)	All such shares are held through Navah Investments Pty Ltd, of which Mr. Stebbing’s spouse is the sole director.

(6)

Shares held through Shadow Doge LLC, Shadow Doge II LLC and SC L1 LLC, of which Mr. Wall is co-founder and principal, and W5 Family Trust, of which Mr. Wall is a beneficiary owner of. Of the total holdings, Mr. Wall has beneficiary ownership and sole voting power over 1,348,280 shares, with the balance of such holdings being jointly controlled or in which he has shared voting power.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock is currently listed on the Nasdaq Capital Market under the symbol “HODO.” Prior to the Merger, the Common Stock traded under the symbol “TBH.”

As of the Effective Time, there were approximately 142 holders of record of the Common Stock. This number does not include beneficial owners whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

The Company has not paid any cash dividends on the Common Stock to date. The Company currently intends to retain any future earnings and does not expect to pay any dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the factors described under “Risk Factors—We do not anticipate paying any cash dividends in the foreseeable future” above.

Information regarding securities authorized for issuance under the Company’s equity compensation plans is incorporated by reference to the Company’s most recent Annual Report on Form 10-K.

Legal Proceedings

As of the date of this Current Report on Form 8-K, there are no legal proceedings or claims pending against the Company, HOD or Brag House that management believes would have a material adverse effect on the Company’s business, financial condition, or results of operations, either individually or in the aggregate.

Item 3.01. Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2026, the Company received a deficiency letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s Common Stock for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the continued listing status of the Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided a compliance period of 180 calendar days from the date of the Notice, or until March 8, 2027, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to March 8, 2027.

If the Company is not in compliance with the Minimum Bid Requirement by March 8, 2027, the Company may be afforded a second 180 calendar day compliance period. To qualify for this additional compliance period, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price requirement.

The Company intends to actively monitor the closing bid price of the Common Stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. However, there can be no assurance that the Company will regain compliance with the Minimum Bid Requirement during the 180 day compliance period, secure a second period of 180 days to regain compliance, or maintain compliance with the other Nasdaq listing requirements. If the Company does not regain compliance within the allotted compliance period, including any extensions that Nasdaq grants, Nasdaq will provide notice that the Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on December 11, 2025, the Company filed the Certificate of Designation of Series C Convertible Preferred Stock with the Secretary of State of Delaware.

As set forth in Item 2.01 of this Current Report on Form 8-K, on June 30, 2026, pursuant to the Merger Agreement and the consummation of the Merger, the Company issued (i) 2.051823 shares of Class C Preferred Stock to certain former HOD stockholders. The issuances of the Merger Preferred Shares will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 5.01 Changes in Control of Registrant.

The information regarding the change of control of the Company in connection with the Merger set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Merger set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Termination of Chief Technology Officer

On August 31, 2026, Timothy Stebbing’s employment as the Company’s Chief Technology Officer was terminated. Mr. Stebbing continues to serve as a member of the Board of Directors.

Executive Officers and Directors of the Company Following the Merger

The following table lists the names, ages, and positions of the individuals who are serving as executive officers and directors of the Company as of the Effective Time:

Name	Age	Position
Marco Margiotta	46	Chief Executive Officer
Charles Park	50	Chief Financial Officer
Michael Galloro	51	Director
Stephen Ilott	58	Director
Sarosh Mistry	56	Director
Doug Wall	58	Director
Duncan Moir	41	Director
Timothy Stebbing	46	Director

Marco Margiotta has served as Chief Executive Officer of HOD since April 2025 and as a Director of HOD since October 2025. He previously served as Chief Investment Officer of CleanCore from September 2025 to March 2026, where The Official Dogecoin Treasury has been established. Mr. Margiotta was Chief Executive Officer and Chair of the Board of Payfare Inc., a Canadian financial technology company that provided digital banking and instant payout solutions for gig economy workers, from October 2019 until March 2025, when Fiserv, Inc. acquired it. Mr. Margiotta has over 20 years of experience in fintech and the broader financial services sector as well as capital markets, lending and capital raising. In addition, Mr. Margiotta previously held senior positions with BMO Financial Group’s capital markets and commercial banking teams. Mr. Margiotta holds an Honors Bachelor of Commerce from Laurentian University, holds Chartered Professional Accountant and Certified General Accountant designations in Canada and is a qualified member of the Association of Chartered and Certified Accountants in the United Kingdom.

Charles Park has served as Chief Financial Officer of HOD since August 2025. He is a Chartered Accountant, Certified Internal Auditor, US Certified Public Accountant and holds a Bachelor of Commerce (Accounting Major) from Toronto Metropolitan University. After starting his career at PricewaterhouseCoopers, he held several finance leadership positions at growth-oriented technology, financial services, and telecom companies such as SOTI, TeraGo Networks, Rakuten Kobo, Mobilicity, and Bank of Montreal. From 2018 to August 2025, Mr. Park served as Chief Financial Officer of Payfare Inc., where he was responsible for leading the accounting, audit, tax compliance/strategy, transfer pricing, forecasting/budgeting, payroll, human resources, treasury, and internal audit functions. Mr. Park was instrumental in Payfare’s successful initial public offering in 2021 and was a key contributor in Payfare’s sale to Fiserv, Inc. in 2025.

Michael Galloro is a Chartered Professional Accountant and Founder and Managing Partner of ALOE Finance Inc., a transaction advisory firm. With over 30 years of experience, Mr. Galloro has focused on growth oriented publicly traded organizations operating globally. His experience includes go public transactions, mergers and acquisitions, and financings. Mr. Galloro has held senior executive roles and been a member of boards of directors, chairing several committees. Mr. Galloro has been a director of Fountain Asset Corp. since July 2018, Stock Trends Capital Inc. since April 2020, AF2 Capital Corp. and AF3 Capital Corp., each a Capital Pool Company, since August 2020 and May 2026, respectively, Atmofizer Technologies Inc. since November 2021, and Red Light Holland Corp. since March 2025. From June 2018 to June 2022 Mr. Galloro was a director of Simply inc. and from January 2019 to March 2026 Mr. Galloro was a director of Trubar Inc., previously a Capital Pool Company he founded.

Stephen Ilott has over 35 years investment experience working for leading asset management companies in the United Kingdom, the United States, and Canada. Retired since 2021, Mr. Ilott was previously Chief Investment Officer of BMO Asset Management US and BMO Asset Management Canada managing teams responsible for in excess of $120 billion in assets across fixed income, equities and alternative asset classes (January 2017 - July 2021). On July 19, 2026, Stephen Ilott provided written notice of his resignation from the Board of Directors.

Sarosh Mistry is a results-driven, people-centered global executive with over 30 years of experience leading complex, multi-billion-dollar organizations across public and private equity-backed environments. He was a director of HOD from February 1, 2026 until the Effective Time, when he became a director of the Company. A former Chairman and Chief Executive Officer of Sodexo North America (August 2011 to December 2025), he has held senior leadership roles at Compass Group, Starbucks, and Aramark, with deep expertise in mergers and acquisitions, operational transformation, and growth strategy. He currently serves as Chairman of Blusky and as a board member to multiple public and private companies, providing strategic, shareholder-focused leadership.

Doug Wall, served as a director of HOD from February 1, 2026 until the Effective Time, when he became a director to the Company. Mr. Wall co-founded Shadow Capital, a Dallas-based private equity firm with a proven track record in blockchain and fintech investments, in 2021. He has expertise in crypto investment cycles and strategic partnerships that drive both company and portfolio success. In addition, he is a co-founder of Nexus Medical Labs, a next-generation laboratory that leverages automation and decades of experience to provide rapid, accurate at home testing. He also co-founded Blockcap, a crypto mining firm later sold to Core Scientific, and chaired Core Scientific’s Outside Equity Committee throughout its restructuring (February 2023 to January 2024). From May 2021 to January 2025, Mr. Wall co-founded and worked at GreyRock Asset Management and, prior to that, he had various roles, including Managing Director roles at Alex. Brown (September 2016 to May 2021) and Deutsche Asset Management (May 2008 to Sept. 2016). Mr. Wall obtained a BA in Economics from the University of Texas at Austin.

Duncan Moir has been President of 21 Shares, the largest cryptocurrency investment manager in Europe, since January 2025. Prior to 21 Shares, he led Aberdeen plc’s digital asset business from August 2008 to January 2025, and before that was a hedge fund investment manager. Mr. Moir is an independent director of Hedera Hashgraph LLC, an enterprise-focused distributed ledger technology company. He graduated with a BA (Hons) in Economics from the University of Strathclyde and is a Charter Financial Analyst (CFA) and Chartered Alternative Investment Analyst (CAIA) charterholder.

Timothy Stebbing has served as the Chief Technology Officer of HOD from May 2025 to August 2026. He has also served as a director of Zone Frontier Inc. (previously CleanCore Solutions, Inc.), since September 2025. Mr. Stebbing is also on the board of the Dogecoin Foundation, serving as Director of Product since 2021 to spearhead the development of a broader Dogecoin ecosystem and to increase its adoption as a global means of exchange. Prior to that, he served as Chief Technology Officer at Ynomia Pty Ltd, a construction technology company (June 2019 to October 2021).

There are no family relationships among any of the Company’s directors and executive officers. Other than pursuant to the Merger Agreement, as discussed in Item 2.01 of this Current Report on Form 8-K, there are no arrangements or understandings with another person under which the directors and executive officers of the Company were or are to be selected as a director or executive officer. Additionally, no director or executive officer of the Company is involved in legal proceedings that require disclosure under Item 401 of SEC Regulation S-K.

Director Independence and Board Committees

Based on information provided by each director concerning their background, employment, and affiliations, the Board has determined that each of the Company’s directors, other than Mr. Galloro and Mr. Stebbing, qualify as independent directors as defined under the rules of the SEC and Nasdaq’s listing rules relating to director independence requirements. Mr. Galloro is Managing Partner of ALOE Finance, Inc., which has provided finance and transaction-related consulting services to HOD.

The Board continues to have an audit committee and a compensation committee with each such committee continuing to operate pursuant to their current charter. Each of the Board committees has the composition described below.

The following table identifies the current committee members:

Name	Audit	Compensation	Independent
Michael Galloro
Sarosh Mistry	X	Chairman	X
Duncan Moir	X	X	X
Timothy Stebbing
Doug Wall	Chairman	X	X

The Board has determined that Doug Wall is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. All of the audit committee members and compensation committee members are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and all of the audit committee members meet the additional independence requirements for audit committee members set forth in Rule 10A-3 under the Exchange Act.

Members will serve on these committees until their resignation or until otherwise determined by the Board.

Certain Relationships and Related Party Transactions

The Company adheres to Item 404 of Regulation S-K, by having its Board or Audit Committee review and approve or ratify any transaction in which the Company is or will be a participant, the amount involved exceeds $120,000, and a related person (including any director, executive officer, holder of more than 5% of the Common Stock, or an immediate family member of any such person) has or will have a direct or indirect material interest.

During the year ended March 31, 2026 and the three months ended June 30, 2026, the following transactions occurred between the Company and its related persons that are required to be described under Item 404 of Regulation S-K:

(i)	On February 10, 2026, the Company entered into an unsecured, subordinated short-term promissory note with Marco Margiotta, the Company’s Chief Executive Officer and a director, providing for borrowings of up to $1,000,000, maturing on December 31, 2026 and bearing interest at 4.45% per annum, under which the outstanding principal balance was $624,127, with accrued interest of $5,675, as of June 30, 2026; the transaction was approved by the Company’s disinterested directors, and Mr. Margiotta disclosed his interest and abstained from the deliberation and approval process;

(ii)	During the year ended March 31, 2026, the Company incurred consulting fees of $239,500 and issued 600,000 shares of Common Stock with a grant-date fair value of $102,000 to a firm controlled by a former director and officer of the Company who resigned effective September 5, 2025;

(iii)	A group consisting of one of the Company’s founders and such founder’s family members and associated companies held approximately 24.64% of the Company’s outstanding Common Stock as of June 30, 2026 and had transactions with the Company during the year ended March 31, 2026 and the three months ended June 30, 2026, including investments in unsecured convertible debt securities and preferred stock of McQueen Labs Inc. and payment of consulting fees and other expenses to entities associated with this group; and

(iv)	Until the termination of the related service arrangements effective March 6, 2026, CleanCore was a related party of the Company as a result of Mr. Margiotta’s role as CleanCore’s Chief Investment Officer (through March 2026) and Mr. Stebbing’s continuing service as a CleanCore director. Other than the transactions described above and transactions arising in the ordinary course of business, there were no material related-party transactions during the periods presented.

Executive and Director Compensation

Executive Compensation

Following completion of the Merger on June 30, 2026, each of Mr. Marco Margiotta and Mr. Charles Park, who were executive officers of Legacy House of Doge became executive officers of the Company, House of Doge Inc. No changes occurred to the existing employment agreements at the time of the Merger for each of Messrs. Margiotta and Park, other than their appointments to become executive officers of the Company.

This section sets forth the compensatory arrangements for each of Messrs. Margiotta and Park for the year ended March 31, 2026.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to the executive by Legacy House of Doge during the year ended March 31, 2026.

Name and Principal Position	Year Ending	Salary ($)	All other compensation ($)(2)		Total ($)
Marco Margiotta, Chief Executive Officer(1)	March 31, 2026	200,000	264,167	(3)	464,167
Charles Park, Chief Financial Officer(1)	March 31, 2026	187,500	46,625	(4)	234,125

(1)	Each were employed since October 1, 2025. Prior to October 1, 2025, services were provided pursuant to a consulting agreement and such amounts earned are set out in “All other compensation ($)”.

(2)	All other compensation includes consulting services fee earned prior to employment.

(3)	Services provided pursuant to a Consulting Agreement dated April 4, 2025.

(4)	Services provided pursuant to a Consulting Agreement dated August 16, 2025.

Employment Agreement with Marco Margiotta

Mr. Margiotta entered into an employment agreement (the “Margiotta Employment Agreement”) with Legacy House of Doge and House of Doge Canada Inc., a wholly-owned subsidiary, effective as of October 1, 2025, and as amended from time to time to serve as Chief Executive Officer. Mr. Margiotta is employed currently at an annual base salary of $340,000 (CAD $476,000). Pursuant to the Margiotta Employment Agreement, Mr. Margiotta is entitled to receive an annual bonus up to 150% of his annual base salary, 2/3 of which is based on performance milestones determined by the Board, and 1/3 of which is discretionary based on a determination of the Board. The annual bonus is payable as to 50% in cash and 50% in equity. Mr. Margiotta is entitled to an annual health and wellness allowance of up to $2,500 (CAD $3,500), payable upon submission of valid receipts.

The agreement also contains indemnification provisions and provides that the Company will, during the term of his employment maintain in full force and effect a directors’ and officers’ liability insurance policy to cover Mr. Margiotta in his capacity as an officer and/or director of the Company or any of its affiliates.

The agreement provides that Mr. Margiotta must provide the Company with at least two months’ written notice prior to resigning. If the Company terminates Mr. Margiotta’s employment without Cause, then he shall be entitled to a payment equal to six months of his annualized amount of his base salary.

The agreement also contains non-compete, non-solicitation, and confidentiality provisions.

Employment Agreement with Charles Park

Mr. Park entered into an employment agreement (the “Park Employment Agreement”) with Legacy House of Doge and House of Doge Canada Inc., a wholly-owned subsidiary, effective as of October 1, 2025, and as amended from time to time to serve as Chief Financial Officer.

Mr. Park is employed currently at an annual base salary of $318,750 (CAD $446,250). Pursuant to the Park Employment Agreement, Mr. Park is entitled to receive an annual bonus up to 150% of his annual base salary, 2/3 of which is based on performance milestones determined by the Board, and 1/3 of which is discretionary based on a determination of the Board. The annual bonus is payable as to 50% in cash and 50% in equity. Further, Mr. Park is entitled to an annual health and wellness allowance of up to $2,500 (CAD $3,500), payable upon submission of valid receipts.

The agreement also contains indemnification provisions and provides that the Company will, during the term of his employment maintain in full force and effect a directors’ and officers’ liability insurance policy to cover Mr. Park in his capacity as an officer and/or director of the Company or any of its affiliates.

The agreement provides that Mr. Park must provide the Company with at least two months’ written notice prior to resigning. If the Company terminates Mr. Park’s employment without Cause, then he shall be entitled to a payment equal to six months of his annualized amount of his base salary.

The agreement also contains non-compete, non-solicitation, and confidentiality provisions.

House of Doge Director Compensation

As of March 31, 2026, House of Doge does not have a policy to provide cash or equity compensation to its non-employee directors for their service on the House of Doge Board or on committees of the House of Doge Board. Consequently, House of Doge has not paid any compensation to its non-employee directors for their service on the House of Doge Board or on committees of the House of Doge Board for the year ended March 31, 2026.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information regarding the Company’s name change in connection with the Merger set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Recent Sales of Unregistered Securities.

None.

Description of Registrant’s Securities to be Registered.

General

As of September 14, 2026, the Company’s Common stock is the only class of securities currently registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock is listed on the Nasdaq Capital Market under the symbol “HODO.”

The Company is authorized to issue an aggregate of 275,000,000 shares of capital stock. The authorized capital stock is divided into 250,000,000 shares of Common Stock having a par value of $0.0001 per share and 25,000,000 shares of preferred stock having a par value of $0.0001 per share, of which 200,000 shares are designated as Series A Convertible Preferred Stock, 15,000 shares are designated as the Series B Convertible Preferred Stock and 65 shares are designated as Series C Preferred Stock.

As of September 11, 2026, the Company had 89,152,985 outstanding shares of Common Stock held by approximately 151 shareholders of record, no shares of its Series B Convertible Preferred Stock, and 2.051823 shares of its Series C Convertible Preferred Stock, issued and outstanding.

Common Stock

All shares of Common Stock of the Company are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting.  Except as otherwise provided for by resolution of the board of directors, the holders of outstanding shares of Common Stock have the exclusive right to vote on all matters requiring stockholder action. On each matter on which holders of Common Stock are entitled to vote, each outstanding share of such Common Stock is entitled to one vote. Under our second amended and restated bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of the votes cast, which means the nominees receiving the highest number of “for” votes are elected. Stockholders do not have cumulative voting rights.

Dividends. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of Common Stock have equal rights of participation in the dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefor.

Liquidation. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of Common Stock have equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

Rights and Preferences. Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking funds provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of Common Stock are fully paid and nonassessable.

Series A Convertible Preferred Stock

Of the authorized preferred stock, 200,000 shares are designated as Series A Convertible Preferred Stock. The Series A Preferred Stock is entitled to one vote per share, has a liquidation preference of $0.50 per share, and automatically converts into one share of Common Stock upon the consummation of an underwritten public offering of Common Stock. No Series A Preferred Stock was issued and outstanding as of June 30, 2026.

Series B Convertible Preferred Stock

Stated Value

The stated value of the Series B Convertible Preferred Stock is $1,000 per share.

Dividend Rights

Holders are entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock. No other dividends shall be paid on shares of Series B Preferred Stock.

Voting Rights

Holders of Series B Preferred Stock shares are not entitled to any voting rights other than any vote required by law or the Company’s certificate of incorporation. The Series B Preferred Stock is convertible at the holder’s option and is classified as permanent equity. No Series B Preferred Stock was issued and outstanding as of June 30, 2026.

Series C Convertible Preferred Stock

Of the authorized preferred stock, 65 shares are designated as Series C Convertible Preferred Stock. As of September 11, 2026, 2.051823 shares of Series C Preferred Stock were outstanding, representing approximately 10,259,115 common share equivalents before application of the beneficial ownership limitation.

Dividend Rights

Holders are entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock. No other dividends shall be paid on shares of Series C Preferred Stock.

Voting Rights

Holders of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which their shares of Series C Preferred Stock are convertible, but only to the extent that such entitlement would not result in any such holder subject to the beneficial ownership limitations. Holders of the Series C Preferred Stock shall vote together with the holders of shares of Common Stock as a single class.

Conversion

Subject to and in compliance with the applicable provisions of the Series C Preferred Stock certificate of designation, each share of Series C Convertible Preferred Stock is convertible, at the option of the holder, into 5,000,000 shares of Common Stock (subject to adjustments for any subdivision of the outstanding shares of Common Stock into a larger number of shares, combination (including by way of reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares, or reclassification of shares of Common Stock into any shares of the Company’s capital stock).

Liquidation

Upon liquidation, the Series C Preferred Stock ranks senior to the Common Stock, pari passu with the Company’s existing series of preferred stock, and junior only to securities expressly designated as senior.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, obtained an improper personal benefit, in the case of a director, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or in the case of an officer, a breach of fiduciary duty in any action by or in the right of the corporation. The Company’s certificate of incorporation, as amended, provides that no director or officer shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s certificate of incorporation, as amended, and second amended and restated bylaws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

The Company has entered into separate indemnification agreements with its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and executive officer to the fullest extent permitted by applicable law, against all expenses (including, but not limited to, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, and any other expenses paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in) arising out of the person’s services as a director, executive officer, employee or agent of the Company.

The Company maintains standard policies of insurance under which an aggregate of up to $15.0 million coverage is provided (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to the Company with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.01 Other Events.

On June 30, 2026, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K.

The Common Stock began trading on the Nasdaq Stock Market LLC under the new ticker symbol “HODO” as of July 1, 2026.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In particular, statements contained in this Form 8-K, including but not limited to, statements regarding the sufficiency of our cash, our ability to finance our operations and business initiatives and obtain funding for such activities; our future results of operations and financial position, business strategy and plan prospects, or costs and objectives of management for future acquisitions, are forward looking statements. These forward-looking statements relate to our future plans, objectives, expectations and intentions and may be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “seeks,” “goals,” “estimates,” “predicts,” “potential” and “continue” or similar words. Readers are cautioned that these forward-looking statements are based on our current beliefs, expectations and assumptions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified under Part II, Item lA. “Risk Factors” and elsewhere in the Company’s most recently filed Quarterly Report on Form 10-Q. Therefore, actual results may differ materially and adversely from those expressed, projected or implied in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

(d) Exhibits

Exhibit No.	Description
2.1*	Merger Agreement, dated as of October 12, 2025, by and among Brag House Holdings, Inc., House of Doge, Inc., and Brag House Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 17, 2025).
2.2	Amendment No. 1 to Merger Agreement by and among Brag House Holdings, Inc., Brag House Merger Sub, Inc. and House of Doge Inc., dated as of November 26, 2025 (incorporated herein by reference to Annex A to the Company’s Registration Statement on Form S-4, File No. 333-291903).
2.3	Amendment No. 2 to Merger Agreement by and among Brag House Holdings, Inc., Brag House Merger Sub, Inc. and House of Doge Inc., dated as of February 2, 2026 (incorporated herein by reference to Annex A to the Company’s Registration Statement on Form S-4, File No. 333-291903).
2.4	Amendment No. 3 to Merger Agreement by and among Brag House Holdings, Inc., Brag House Merger Sub, Inc. and House of Doge Inc., dated as of March 26, 2026 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 1, 2026).
2.5	Amendment No. 4 to Merger Agreement by and among Brag House Holdings, Inc., Brag House Merger Sub, Inc. and House of Doge Inc., dated as of May 11, 2026 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 15, 2026).
2.6*	Amendment No. 5 to Merger Agreement by and among Brag House Holdings, Inc., Brag House Merger Sub, Inc. and House of Doge Inc., dated as of June 15, 2026 (incorporated herein by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K filed on July 7, 2026).
3.1	Certificate of Designation of Series C Convertible Preferred Stock of Brag House Holdings, Inc., effective December 11, 2025 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 17, 2025).
3.2	Certificate of Amendment to Certificate of Incorporation of Brag House Holdings, Inc., effective June 30, 2026 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 7, 2026).
99.1	Unaudited Pro Forma Condensed Combined Financial Statements of the Company as of March 31, 2026
99.2	Audited Consolidated Financial Statements of House of Doge Inc. for the year ended March 31, 2026
99.3	Press Release dated June 30, 2026 (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 7, 2026).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	The exhibits and/or schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2026	HOUSE OF DOGE INC.

	By:	/s/ Marco Margiotta
	Name:	Marco Margiotta
	Title:	Chief Executive Officer